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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Unisphere Networks, Inc. and Subsidiaries:


We consent to the incorporation by reference in the registration statements (Nos. 333-44116, 333-52260 and 333-75758) on Form S-3 and the registration statements (Nos. 333-32412, 333-44148, 333-52258, 333-57860, 333-57862,
333-57864, 333-75770, 333-85387, 333-92086, 333-92088 and 333-92090) on Form S-8
of Juniper Networks, Inc. of our report dated April 30, 2002, except as to Note 15, which is as of July 1, 2002, with respect to the consolidated balance sheets of Unisphere Networks, Inc. and Subsidiaries as of September 30, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 12, 1999 (date of inception) to September 30, 1999 and for the years ended September 30, 2000 and 2001, which report appears in the Form 8-K of Juniper Networks, Inc. dated August 13, 2002.

/s/ KPMG LLP

Boston, Massachusetts
August 13, 2002